SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 22, 2009

MANHATTAN BANCORP

(Exact name of registrant as specified in its charter)

California	333-140448	20-5344927
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employee Identification No.)

2141 Rosecrans Avenue, Suite 1160, El Segundo, CA 90245
(Address of principal executive offices)
(Zip code)

(310) 606-8000
(Registrant’s telephone number including area code)

(Former name or former address, if changed since last report) Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                          Departure of directors or certain officers; election of directors; appointment of certain officers; compensatory arrangements of certain officers.

On January 22, 2009, the Board of Directors of Bank of Manhattan N.A. (the “Bank”) the wholly-owned subsidiary of Manhattan Bancorp (the “Company”), having received notification from the office of the Comptroller of Currency (the “OCC”) that they held no objection to appointment of Mr. Rick L. Sowers (the “Executive) as Chief Operating Officer (the “COO”), entered into an Employment Agreement (the “Agreement”) between the Bank and the Executive naming him an executive officer and appointing him as Executive Vice President and Chief Operating Officer of the Bank.

Mr. Sowers, age 36, has spent the last thirteen (13) years as a management consultant to the financial services industry with his most recent experience with CAST Management Consultants where he served as Vice President and a senior member of the management team in their Organizational Effectiveness and Revenue Enhancement practices for the past ten years.

The Employment Agreement with Executive was executed on January 22, 2009 and has an initial term of thirty-six months (36).  The Agreement provides for the following:

•                  A base salary of not less than One Hundred Eighty-Five Thousand Dollars ($185,000) with annual increases at the discretion of the Board’s Compensation Committee

•                  Bonuses to be determined by the Board of Directors at their sole discretion

•                  Not less than four (4) weeks vacation for each year of the term of the Agreement

•                  Options to purchase 52,000 shares in the Company, as previously granted by the Board of the Company, with terms of ten years and vesting over a three-year period

•                  A car allowance of $1,000 per month

•                  Group health and other insurance benefits on the same terms made available to all salaried employees

•                  In the event of Executive’s involuntary termination of employment without cause, as defined in the Agreement, the equivalent of twelve (12) months’ base salary in effect as of the date of termination plus the continuation of Executive’s medical benefits for a period of twelve (12) months

•                  Upon Change of Control, as defined in the Agreement, which results in the termination of Executive without cause, the equivalent of one (1) times the highest annual cash compensation amount paid to Executive during the three (3) years preceding the Change of Control and the continuation of Executive’s coverage under the group medical care coverage for a period of twelve (12) months following the date of such termination.

The foregoing description is qualified in its entirely by reference to the Agreement, which is filed herewith as Exhibit 10.7.

Item 9.01               Financial statements and exhibits.

(d)                                 Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

10.7	Executive Employment Agreement between Bank of Manhattan and Rick L. Sowers

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 27, 2008	MANHATTAN BANCORP

	By:	/s/ Dean Fletcher
Dean Fletcher
Executive Vice President
and Chief Financial Officer